Exhibit 99.1

Meta Materials Announces Preliminary Results for The Fourth Quarter 2023

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Fourth quarter 2023 revenue up 55% from the prior year comparable period
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Operating expenses down 35% compared to the fourth quarter of 2022, excluding non-cash asset impairment
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Cash and cash equivalents totaled $10.3 million, basically in line with the September 2023 quarter
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Focus continued on core business lines, with ramped up sales initiatives in authentication, VLEPSIS, NANOWEB and battery materials

HALIFAX, NS / ACCESSWIRE / January 26, 2024 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), an advanced materials and nanotechnology company, today announced preliminary results for the fourth quarter ended December 31, 2023. In the fourth quarter of 2023, total revenue was approximately $2.2 million, up 55% compared to $1.4 million in the fourth quarter of 2022, and modestly higher compared to the third quarter of 2023.

The Company is focused on driving revenue growth in 2024 across four main business lines. In authentication, META has launched two new products, QUANTUM stripe for currency and NANO protect for brand protection, along with continued work for our confidential G10 central bank customer. Following presentations at the Dubai Air Show in November 2023, META is working on multiple pre-orders for the VLEPSIS multi-gigapixel wide area motion imagery system. The Company’s NANOWEB transparent conductive films are manufactured in collaboration with Panasonic Industry. Automotive heating films to protect camera, radar and lidar sensors are being tested by leading automotive OEMs and suppliers. NANOWEB EMI shielding films for microwave and combination microwave-convection ovens are also in advanced stages of testing. META is also pursuing joint development and licensing opportunities with global battery OEMs for our NPORE nanoceramic battery separators and NCORE polymer metal composite current collectors.

“Over the past three months, we restructured the business and expanded the pipeline for sales and partnerships within four dedicated product lines, bolstered by aggressive marketing efforts. Results have already proven promising, and we are redoubling our efforts in 2024 to commercialize key products, license technology and grow revenues significantly compared to 2023,” noted Uzi Sasson, META’s President and Chief Executive Officer.

Total fourth quarter operating expenses are estimated to be approximately $16.1 million (including $1.6 million in restructuring expenses, $3.4 million in depreciation and amortization, and $0.5 million in stock-based compensation), down 35% from the $24.8 million incurred in the fourth quarter of 2022, resulting in the estimated fourth quarter 2023 loss from operations of approximately $14.9 million, well below the comparable fourth quarter 2022 operating loss of $24.0 million. An expected non-cash impairment of long-term assets, not included in the figures above, is still to be determined. As of December 31, 2023, cash and cash equivalents totaled approximately $10.3 million, compared to $10.2 million at September 30, 2023.

“A strong capital position involves reducing expenses, managing cash and seeking out opportunities to monetize non-core assets to our advantage. We are doing so by extracting value from certain intellectual property and patents related to our medical and holography applications, and in addition working with potential strategic partners to expand our product offerings. We have identified multiple potential interested parties and intend to work cooperatively with investment bankers to divest the assets at the best valuation,” noted Mr. Sasson.

META expects to release fourth quarter and full year 2023 results in mid-to-late March. The preliminary estimated financial information has been prepared by, and is the responsibility of, the Company’s management. KPMG LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information provided above.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media and Investor Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, restructuring plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company

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has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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